UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2012

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

New GPO Agreement: The Company has issued a press release entitled “Bacterin International Signs its Third National GPO Contract for OsteoSponge®, OsteoSelect® DBM Putty, OsteoWrap®, OsteoLock®, BacFast®, hMatrix®, Sports Medicine Allografts, and traditional allografts” which is attached as Exhibit 99.1 and incorporated herein.

Study Results: The results of a study comparing Bacterin’s OsteoSelect® DBM Putty to autogenous iliac crest bone graft in rabbit posterolateral lumbar spine arthrodesis is attached as Exhibit 99.2 and incorporated herein.

Update on 510(k) submission: We recently received comments from the FDA in response to our 510(k) submission for coated external fixation devices, and we are currently working with the FDA to proceed with the 510(k) submission process.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Press Release of Bacterin International Holdings, Inc. dated May 8, 2012 entitled “Bacterin International Signs its Third National GPO Contract for OsteoSponge®, OsteoSelect® DBM Putty, OsteoWrap®, OsteoLock®, BacFast®, hMatrix®, Sports Medicine Allografts, and traditional allografts”

99.2	Study results entitled “New Formulation of Demineralized Bone Matrix Putty Performs Substantially Equivalent to Iliac Bone Graft in Rabbit Posterolateral Lumbar Spine Arthrodesis”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ Guy S. Cook
Name: Guy S. Cook
Title: President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of Bacterin International Holdings, Inc. dated May 8, 2012 entitled “Bacterin International Signs its Third National GPO Contract for OsteoSponge®, OsteoSelect® DBM Putty, OsteoWrap®, OsteoLock®, BacFast®, hMatrix®, Sports Medicine Allografts, and traditional allografts”

99.2	Study results entitled “New Formulation of Demineralized Bone Matrix Putty Performs Substantially Equivalent to Iliac Bone Graft in Rabbit Posterolateral Lumbar Spine Arthrodesis”